Exhibit 99.1

CytomX Therapeutics Reports Fourth Quarter and Full Year 2021 Financial Results, and Provides Business Update

- Encouraging activity for CX-2029 in Phase 2 expansion study in squamous non-small cell lung cancer (sqNSCLC) reported in 2021 -

- First-in-human study of CX-904 in advanced solid tumors to be initiated in first half of 2022 -

- Initial data for Arms A and B in Phase 2 study of praluzatamab ravtansine in breast cancer expected in second half of 2022 -

SOUTH SAN FRANCISCO, Calif., March 1, 2022 – CytomX Therapeutics, Inc. (Nasdaq: CTMX), a leader in the field of conditionally activated oncology therapeutics, today reported fourth quarter and full year 2021 financial results, and provided a business update.

“2021 was a successful year of sustained execution and delivery on CytomX’s commitment to destroying cancer differently, highlighted by the significant progress advancing our ongoing Phase 2 studies of praluzatamab ravtansine and CX-2029. Patient enrollment for the Phase 2 study of praluzatamab ravtansine in breast cancer remains on track and an initial data readout is anticipated in the second half of 2022. This approaching milestone follows our recent announcement of preliminary results for CX-2029 in the treatment of squamous lung and head and neck cancers,” said Sean McCarthy, D.Phil., chief executive officer and chairman of CytomX. “Our progress with CX-2029, announced in December, underscores our leadership as the first company to report results from a Phase 2 study for a conditionally activated biologic and we look forward to sharing additional data from our ambitious pipeline in the second half of 2022.”

Dr. McCarthy added, “2021 was also marked by considerable progress in the earlier CytomX pipeline. CX-904, our conditionally activated T-cell-engaging bispecific antibody targeting EGFR and CD3, was advanced towards a first-in-human study and, as a result, CytomX now has six investigational products in clinical development across three therapeutic modalities. We also deepened our efforts in conditionally activated cytokines, a field in which we see broad and differentiated clinical opportunity. We have entered 2022 intensely focused on pipeline execution and plan to deliver important milestones this year.”

Fourth Quarter Business Highlights and Recent Developments

•
Praluzatamab ravtansine – Praluzatamab ravtansine is a CD166-directed conditionally activated antibody-drug conjugate (ADC) wholly-owned by CytomX. Patient enrollment continued in the three-arm Phase 2 study of praluzatamab ravtansine in breast cancer. Arms A and B are evaluating praluzatamab ravtansine, as monotherapy, in patients with hormone receptor-positive, human epidermal growth factor receptor 2 (HER2)-non-amplified breast cancer and triple-negative breast cancer (TNBC), respectively. Arm C is examining the combination of praluzatamab ravtansine and pacmilimab, CytomX’s proprietary conditionally activated anti-PD-L1 therapeutic candidate, in patients with TNBC.
•
CX-2029 – CX-2029 is a CD71-directed conditionally activated ADC being co-developed by CytomX and AbbVie. Preliminary data from the Phase 2 expansion study of CX-2029 were announced in December 2021, showing an objective response rate of 18.8 percent and disease control rate of 87.5 percent in 16 efficacy-evaluable patients with sqNSCLC. The safety profile in the expansion phase was consistent with previous Phase 1 observations, with no new safety signals identified and anemia was the most common Grade 3 or higher treatment-related adverse event.
•
CX-904 – CX-904 is a conditionally activated T-cell-engaging bispecific antibody (TCB) targeting the epidermal growth factor receptor (EGFR) on tumor cells and the CD3 receptor on T cells, and is being developed in collaboration with Amgen. In January 2022, the investigational new drug application for CX-904 was allowed to proceed by the U.S. Food and Drug Administration and CytomX is in the process of initiating a first-in-human Phase 1 study in patients with advanced solid tumors.
•
Ipilimumab Probody Program – BMS-986249 and BMS-986288 are Probody versions of the anti-CTLA4 antibody, ipilimumab and non-fucosylated ipilimumab, respectively. CytomX’s partner, Bristol Myers Squibb, continued to study BMS-986249 in a randomized Phase 2 study in combination with nivolumab, the anti-PD-1 antibody, versus ipilimumab plus nivolumab in patients with previously-untreated advanced melanoma. This novel combination is also being evaluated in advanced hepatocellular carcinoma, castration-resistant prostate cancer, and TNBC. Bristol Myers Squibb also continued to evaluate BMS-986288, as monotherapy and in combination with nivolumab, in a Phase 1 study in advanced solid tumors.
•
Preclinical Programs – CytomX continued to work on broadening the potential application of its versatile and tunable Probody platform to other product candidates, including potential first-in-class ADCs directed toward the epithelial cell adhesion molecule (EpCAM/Trop-1) and a conditionally activated cytokine, interferon alpha-2b.
•
Publication – CytomX continued to publish key results supporting its platform and pipeline, taking the total preclinical and clinical manuscripts published since 2021 to seven. First-in-human data in patients with advanced solid tumors was published in February 2022 in the peer-reviewed journal Clinical Cancer Research, validating CD166, for the first time, as a potential ADC target https://clincancerres.aacrjournals.org/content/clincanres/early/2022/02/11/1078-0432.CCR-21-3656.full.pdf.

Priorities for 2022

•
Initiate a Phase 1 study of CX-904 in advanced solid tumors in the first half of 2022
•
Continue patient enrollment in the expansion phase of the Phase 2 study of CX-2029 and provide additional data updates in the second half of 2022
•
Report initial data from Arms A and B in the Phase 2 study of praluzatamab ravtansine in patients with breast cancer in the second half of 2022

Fourth Quarter and Full Year 2021 Financial Results

Cash, cash equivalents and investments totaled $305.2 million as of December 31, 2021, compared to $316.1 million as of December 31, 2020.

Total revenues were $19.7 million and $69.6 million for the three and twelve months ended December 31, 2021, respectively, compared to $16.4 million and $100.4 million for the corresponding periods in 2020. The increase in total revenues during the three months ended December 31, 2021 was largely related to the CD71 collaboration with AbbVie. The decrease in total revenues for the twelve months ended December 31, 2021 was mainly due to the $40.0 million milestone payment earned in the first quarter of 2020 under the CD71 Co-Development and Licensing Agreement with AbbVie.

Research and development expenses increased by $14.6 million and $1.3 million during the three and twelve months ended December 31, 2021, respectively, to $36.6 million and $114.2 million, compared to $22.0 million and $112.9 million for the corresponding periods in 2020. The increases were primarily driven by personnel expenses, clinical trial activities, and consulting and contract services to support our pre-clinical and clinical portfolio, which, for the twelve months ended December 31, 2021, was mostly offset by a decrease in licensing expenses.

General and administrative expenses increased by $0.3 million and $3.1 million during the three and twelve months ended December 31, 2021, respectively, to $9.5 million and $39.2 million, compared to $9.1 million and $36.0 million for the corresponding periods in 2020. The increase was mainly attributable to increase in personnel related and recruiting expenses.

Conference Call & Webcast Information

CytomX management will host a conference call and a simultaneous webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss the financial results and provide a business update. To join the conference call, please dial (877) 809-6037 (domestic) or (615) 247-0221 (international) and reference the conference ID 8454049. A live webcast of the call can be accessed on the Events and Presentations page of CytomX's website at https://ir.cytomx.com/events-and-presentations. An archived replay of the webcast will be available on the Company’s website until March 8, 2022.

About CytomX Therapeutics, Inc.

CytomX is a clinical-stage, oncology-focused biopharmaceutical company dedicated to destroying cancer differently. By pioneering a novel class of conditionally activated biologics, powered by its Probody® technology platform, CytomX’s goal is to transcend the limits of current cancer treatments by successfully leveraging therapeutic targets that were once thought to be inaccessible. CytomX’s robust and differentiated pipeline includes the wholly-owned praluzatamab ravtansine (CX-2009), an investigational conditionally activated antibody-drug conjugate (ADC) directed toward CD166, and CX-2029, an investigational conditionally activated ADC directed toward CD71 co-developed with AbbVie. These two programs are currently being evaluated in Phase 2 studies, targeting a variety of late-stage, difficult-to-treat cancer types, including breast cancer for praluzatamab ravtansine, and squamous non-small cell lung cancer, and head and neck squamous cell carcinoma for CX-2029. CytomX’s clinical pipeline also includes cancer immunotherapeutic candidates against validated targets such as the CTLA-4-targeting Probody therapeutics, BMS-986249 and BMS-986288, partnered with Bristol Myers Squibb, and our wholly-owned conditionally activated anti-PD-L1 antibody, pacmilimab (CX-072), as well as CX-904, a conditionally activated T-cell-engaging bispecific antibody targeting the epidermal growth factor receptor on tumor cells and the CD3 receptor on T cells, which is partnered with Amgen. In addition, CytomX has a diverse preclinical portfolio and strategic collaborations with multiple leaders in oncology, including AbbVie, Amgen, Astellas, and Bristol Myers Squibb. For more information about CytomX and how it is working to make conditionally activated treatments the new standard-of-care in the fight against cancer, visit www.cytomx.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits, safety and efficacy or progress of CytomX’s or any of its collaborative partners’ product candidates, including praluzatamab ravtansine (CX-2009), CX-2029, BMS-986249, BMS-986288, pacmilimab, and CX-904, the potential benefits or applications of CytomX’s Probody platform technology, CytomX’s ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of praluzatamab ravtansine, CX-2029, BMS-986249, BMS-986288, pacmilimab, and CX-904, and the timing of the commencement of clinical trials, initial and ongoing data availability, investigational new drug applications and other development milestones. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the unproven nature of CytomX’s novel Probody Platform technology; CytomX’s clinical trial product candidates, including CX-904, are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the business, research and clinical operations of CytomX or its partners, including the development of preclinical drug candidates due to delays in and disruption of research activities and the development of clinical drug candidates due to delays in or disruption of clinical trials, including impacts on the enrollment of patients in clinical trials or other clinical trial disruptions; the possibility that the results of early clinical trials may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; the possibility that current preclinical research may not result in additional product candidates; CytomX’s dependence on the success of praluzatamab ravtansine, CX-2029, BMS-986249, BMS-986288, pacmilimab, and CX-904; CytomX’s reliance on third parties for the manufacture of the Company’s product candidates; and possible regulatory developments in the United States and foreign countries. Additional applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Annual Report on Form 10-K filed with the SEC on March 1, 2022. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Probody is a U.S. registered trademark of CytomX Therapeutics, Inc.

Investor Contact:

Chau Cheng, PhD MBA

VP, Investor Relations & Corp. Communications

ccheng@cytomx.com

Direct: (650) 273-4999

Media Contact:

Bret Coons

Director, Corporate Communications

bcoons@cytomx.com

Direct: (650) 528 2929

CYTOMX THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020	2019
Revenues	$69,573	$100,362	$57,489
Operating expenses:
Research and development	114,194	112,936	131,619
General and administrative	39,160	36,031	36,765
Total operating expenses	153,354	148,967	168,384
Loss from operations	(83,781)	(48,605)	(110,895)
Interest income	255	1,836	8,365
Other expense, net	(83)	(27)	(135)
Loss before income taxes	(83,609)	(46,796)	(102,665)
Benefit from income taxes	-	(13,911)	(427)
Net loss	$(83,609)	$(32,885)	$(102,238)
Net loss per share, basic and diluted	$(1.30)	$(0.71)	$(2.26)
Shares used to compute net loss per share, basic and diluted	64,146,848	46,145,563	45,335,927
Other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	$(195)	$(104)	$139
Impact of adoption of new accounting pronouncement	—	—	11
Total comprehensive loss	$(83,804)	$(32,989)	$(102,088)

CYTOMX THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$205,530	$191,859
Short-term investments	99,696	124,260
Accounts receivable	790	798
Prepaid expenses and other current assets	4,285	7,096
Total current assets	310,301	324,013
Property and equipment, net	5,960	6,950
Intangible assets, net	1,021	1,167
Goodwill	949	949
Restricted cash	917	917
Operating lease right-of-use asset	19,362	22,495
Other assets	901	2,172
Total assets	$339,411	$358,663
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,818	$2,996
Accrued liabilities	34,236	23,059
Deferred revenues, current portion	69,262	74,869
Total current liabilities	106,316	100,924
Deferred revenue, net of current portion	125,660	186,261
Operating lease liabilities - long term	18,056	21,675
Total liabilities	250,032	308,860
Commitments and contingencies
Stockholders' equity
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.00001 par value; 150,000,000 shares authorized, and 65,392,758 and 48,251,819 shares issued and outstanding at December 31, 2021 and 2020, respectively	1	1
Additional paid-in capital	623,344	499,964
Accumulated other comprehensive loss	(242)	(47)
Accumulated deficit	(533,724)	(450,115)
Total stockholders' equity	89,379	49,803
Total liabilities and stockholders' equity	$339,411	$358,663